Exhibit 10.2

FIRST AMENDMENT

TO THE

ASTROTECH CORPORATION TRANSACTION BONUS PLAN

This FIRST AMENDMENT TO THE ASTROTECH CORPORATION TRANSACTION BONUS PLAN (this “Amendment”), dated as of October 13, 2026, is made and entered into by Astrotech Corporation, a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Astrotech Corporation Transaction Bonus Plan (the “Plan”).

RECITALS

WHEREAS, Section 7.2 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time; and

WHEREAS, the Board desires to amend the Plan to clarify the scope of transactions that constitute a “Qualifying Transaction” for purposes of the Plan.

NOW, THEREFORE, in accordance with Section 7.2 of the Plan, the Company hereby amends the Plan, effective as of the date hereof, as follows:

1.         Section 2.24 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 2.24:

2.24    “Qualifying Transaction” means the occurrence of an event set forth in any one of the following paragraphs following the Effective Date:

(a)        any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person which were acquired directly from the Company or any Affiliate thereof) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (d) below; or

(b)       there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(c)      the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (ii) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof; or

(d)        Persons are or become, collectively, the Beneficial Owners, in a transaction or series of integrated transactions which is negotiated with the Company, of securities of the Company which were acquired directly from the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (c) above.

Notwithstanding the foregoing, a Qualifying Transaction shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of integrated transactions. For purposes of this definition of Qualifying Transaction, the term “Person” shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

2.         Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * * * * *

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

ASTROTECH CORPORATION

By:	/s/ Thomas B. Pickens III
Name:	Thomas B. Pickens III
Title:	Chief Executive Officer, Chief Technology Officer, and Chairman of the Board

Signature Page to the First Amendment to the
Astrotech Corporation Transaction Bonus Plan